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                                                                      Exhibit 21

SUBSIDIARIES OF CIB MARINE AS OF DECEMBER 31, 2003

                                                                                         STATE/JURISDICTION OF
DIRECT SUBSIDIARIES                       INDIRECT SUBSIDIARIES                          INCORPORATION
CIB MARINE BANCSHARES, INC.                                                              Wisconsin
Central Illinois Bank                                                                    Illinois Commercial Bank
Hillside Investors (1)                                                                   Illinois Corporation
                                          CIB Bank  (1)                                  Illinois Commercial Bank
                                          CIB Capital Holdings I, LLC                    Delaware LLC
                                          CIB Capital I, LLC                             Delaware LLC
                                          CIB Marine Commercial Finance, LLC  (1)        Illinois LLC
                                          CIB Construction, LLC                          Illinois LLC
                                          Canron Corporation  (1)                        Michigan Company
                                          MICR, Inc. d/b/a Maverick International (1)    Illinois Corporation
                                          CIB Development Company, LLC                   Illinois LLC
                                                                                         Illinois LLC
CIB Bank                                                                                 Indiana Commercial Bank
First Ozaukee Capital Corp.                                                              Wisconsin Corporation
                                          Marine Bank (2)                                Wisconsin Commercial Bank
                                          Marine Investment Corporation                  Nevada Subsidiary
Marine Bank (2)                                                                          Federal Savings Bank
CIB Marine Information Services, Inc.                                                    Illinois Corporation
Mortgage Services, Inc. (1)
  Also doing business under the name                                                     Illinois Corporation
  of "Comcor Mortgage Corporation"
CIB Marine Capital Trust I                                                               Delaware Business Trust
CIB Statutory Trust III                                                                  Connecticut Statutory Trust
CIB Statutory Trust IV                                                                   Connecticut Statutory Trust
CIB Statutory Trust V                                                                    Delaware Business Trust
Citrus Financial Services, Inc.                                                          Florida Corporation
                                          Citrus Bank, NA                                National Banking Association
CIB Marine Capital, LLC  (1)                                                             Wisconsin Limited Liability
                                                                                         Company

(1) See Note 27 -- Subsequent Events regarding the sale, dissolution or wind down of these subsidiaries in 2004.

(2) During the third and fourth quarters of 2005, CIB Marine filed applications with the appropriate state and federal regulators to merge Marine FSB into Marine-Wisconsin. Prior to the merger, CIB Marine plans to sell the Omaha and Sun City branch facilities of Marine FSB to an unrelated party.